Exhibit 4.19

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

GRANT AGREEMENT

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AGREEMENT SUMMARY & SIGNATURE PAGE

GRANTEE INFORMATION
Name:	LumiraDx UK Limited
Tax Status:	Not exempt from federal income tax under U.S. IRC § 501(c)(3) You confirm that the above information is correct and agree to notify the Foundation immediately of any change.
Expenditure Responsibility:	This Agreement is subject to "expenditure responsibility" requirements under the U.S. Internal Revenue Code.
Mailing Address:	3 More London Riverside, London, SE1 2AQ, GBR
Primary Contact:	Giffin Daughtridge, [***]

FOUNDATION INFORMATION
Mailing Address:	[***]
Primary Contact:	Karen Heichman, Deputy Director, Global Health, Diagnostics, [***]

AGREEMENT INFORMATION
Title:	Product development of TB nucleic acid test
"Charitable Purpose":	to develop, validate and obtain WHO PQ for a low cost diagnostic product to detect TB in low-resource settings
"Start Date":	Date of last signature
"End Date":	May 31, 2025
This Agreement includes and incorporates by this reference:

This Agreement Summary & Signature Page and:

•
Grant Amount and Reporting & Payment Schedule (Attachment A)
•
Terms and Conditions (Attachment B)
•
Global Access Commitment Agreement (Attachment C)
•
Investment Document (date submitted September 14, 2022)
•
Budget (date submitted September 14, 2022)

THIS AGREEMENT is between LumiraDx UK Limited ("", "You" or "Grantee") and the Bill & Melinda Gates Foundation ("Foundation"), and is effective as of date of last signature. Each party to this Agreement may be referred to individually as a "Party" and together as the "Parties." As a condition of this grant, the Parties enter into this Agreement by having their authorized representatives sign below.

BILL & MELINDA GATES FOUNDATION	LUMIRADX UK LIMITED
/s/ Karen Heichman	/s/ Veronique Ameye
Title: Deputy Director	Title: Deputy CEO & General Counsel
Date: November 30, 2022	Date: November 30, 2022

GRANT AGREEMENT

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ATTACHMENT A

GRANT AMOUNT AND REPORTING & PAYMENT SCHEDULE

GRANT AMOUNT

The Foundation will pay You the total grant amount specified in the Reporting & Payment Schedule below. The Foundation's Primary Contact must approve in writing any Budget cost category change of more than [***].

REPORTING & PAYMENT SCHEDULE

Payments are subject to Your compliance with this Agreement, including Your achievement, and the Foundation's approval, of any applicable targets, milestones, and reporting deliverables required under this Agreement. The Foundation may, in its reasonable discretion, modify payment dates or amounts and will notify You of any such changes in writing.

REPORTING

You will submit reports according to the Reporting & Payment Schedule using the Foundation's templates or forms, which the Foundation will make available to You and which may be modified from time to time. For a progress or final report to be considered satisfactory, it must demonstrate meaningful progress against the targets or milestones for that investment period. If meaningful progress has not been made, the report should explain why not and what adjustments You are making to get back on track. Please notify the Foundation's Primary Contact if You need to add or modify any targets or milestones. The Foundation must approve any such changes in writing. You agree to submit other reports the Foundation may reasonably request.

ACCOUNTING FOR PERSONNEL TIME

You will track the time of all employees, contingent workers, and any other individuals whose compensation will be paid in whole or in part by Grant Funds. Such individuals will keep records (e.g., timesheets) of actual time worked on the Project in increments of sixty minutes or less and brief descriptions of tasks performed. You will report actual time worked consistent with those records in Your progress and final budget reports. You will submit copies of such records to the Foundation upon request.

REPORTING & PAYMENT SCHEDULE
Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	[***]		[***]	[***]
	[***]	[***]	[***]	[***]
[***]	[***]	[***]
	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]
	[***]	[***]
	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
	[***]	[***]
	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total Grant Amount				$10,174,748.00

GRANT AGREEMENT

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ATTACHMENT B

TERMS & CONDITIONS

This Agreement is subject to the following terms and conditions.

PROJECT SUPPORT

PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You this grant to carry out the project described in the Investment Document ("Project") in order to further the Charitable Purpose. The Foundation, in its discretion, may approve in writing any request by You to make non-material changes to the Investment Document.

MANAGEMENT OF FUNDS

USE OF FUNDS

You may not use funds provided under this Agreement ("Grant Funds") for any purpose other than the Project. You may not use Grant Funds to reimburse any expenses You incurred prior to the Start Date. At the Foundation's request, You will repay any portion of Grant Funds and/or Income used or committed in material breach of this Agreement, as determined by the Foundation in its discretion.

ACTIVITIES IN THE U.S.

You may not use more than 20% of Grant Funds for activities in the U.S., including travel to or from the

U.S. This limitation does not apply to Your subgrantees or subcontractors that: (a) are independent from and not controlled by You; (b) have provided You a proposal and budget describing how the funds will be used, and You have determined that the activities and costs are reasonable; and (c) are not Your agents.

INVESTMENT OF FUNDS

You must invest Grant Funds in highly liquid investments with the primary objective of preservation of principal (e.g., interest-bearing bank accounts or a registered money market mutual fund) so that the Grant Funds are available for the Project. Together with any progress or final reports required under this Agreement, You must report the amount of any currency conversion gains (or losses) and the amount of any interest or other income generated by the Grant Funds (collectively, "Income"). Any Income must be used for the Project.

SEGREGATION OF FUNDS

You must maintain Grant Funds in a physically separate bank account or a separate bookkeeping account maintained as part of Your financial records and dedicated to the Project.

GLOBAL ACCESS

GLOBAL ACCESS COMMITMENT

You will conduct and manage the Project and the Funded Developments in a manner that ensures Global Access. Your Global Access commitments will survive the term of this Agreement. "Funded Developments" means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the Project (including modifications, improvements, and further developments to Background Technology). "Background Technology" means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the Project used as part of the Project. "Global Access" means: (a) the knowledge and information gained from the Project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the Project.

GLOBAL ACCESS COMMITMENT AGREEMENT

In order to further define Your Global Access commitments, You agree to the terms and conditions set out in the Global Access Commitment Agreement set forth in Attachment C. You may not materially change the plans and strategies contained in any Global Access Commitment Agreement without the Foundation’s prior written approval. Upon request of the Foundation, You will provide the Foundation with progress updates evidencing the progress to attain Your Global Access Commitments.

PUBLICATION

Consistent with Your Global Access commitments, if the Project description specifies Publication or Publication is otherwise requested by the Foundation, You will seek prompt Publication of any Funded Developments consisting of data and results. “Publication” means publication in a peer-reviewed journal or other method of public dissemination specified in the Project description or otherwise approved by the Foundation in writing. Publication may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers Global Access. If You seek Publication in a peer-reviewed journal, You agree to adhere to the Foundation’s Open Access Policy available at: www.gatesfoundation.org/How-We-Work/General- Information/Open-Access-Policy, which may be modified from time to time. Nothing in this section shall be construed as requiring Publication in contravention of any applicable ethical, legal, or regulatory requirements. You will mark any Funded Development subject to this clause with the appropriate notice or attribution, including author, date and copyright (e.g., © 20<> <Name>).

INTELLECTUAL PROPERTY REPORTING

During the term of this Agreement and for [***] after, You will submit upon request annual intellectual property reports relating to the Funded Developments, Background Technology, and any related agreements using the Foundation's templates or forms, which the Foundation may modify from time to time.

SUBGRANTS AND SUBCONTRACTS

SUBGRANTS AND SUBCONTRACTS

You may not make subgrants under this Agreement. You have the exclusive right to select subcontractors to assist with the Project.

RESPONSIBILITY FOR OTHERS

You are responsible for (a) all acts and omissions of any of Your trustees, directors, officers, employees, subgrantees, subcontractors, contingent workers, agents, and affiliates assisting with the Project, and (b) ensuring their compliance with the terms of this Agreement.

PROHIBITED ACTIVITIES

ANTI-TERRORISM

You will not use funds provided under this Agreement, directly or indirectly, in support of activities (a) prohibited by U.S. laws relating to combating terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) in or with countries or territories against which the U.S. maintains comprehensive sanctions (currently, Cuba, Iran, Syria, North Korea, and the Crimea Region and so-called Luhansk and Donetsk People’s Republics of Ukraine), including paying or reimbursing the expenses of persons from such countries or territories, unless such activities are fully authorized by the U.S. government under applicable law and specifically approved by the Foundation in its sole discretion.

ANTI-CORRUPTION; ANTI-BRIBERY

You will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or the Project, including by assisting any party to secure an improper advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

POLITICAL ACTIVITY AND ADVOCACY

You may not use Grant Funds to influence the outcome of any election for public office or to carry on any voter registration drive. You may not use Grant Funds to support lobbying activity or to otherwise support attempts to influence local, state, federal, or foreign legislation. Your strategies and activities, and any materials produced with Grant Funds, must comply with applicable local, state, federal, or foreign lobbying law. You agree to comply with lobbying, gift, and ethics rules applicable to the Project.

OTHER PUBLICITY

A Party may publicly disclose information about the award of this grant, including the other Party’s name, the total amount awarded, and a description of the Project, provided that a Party obtains prior written approval before using the other Party’s name for promotional purposes or logo for any purpose. Any public disclosure by You or Your subgrantees, subcontractors, contingent workers, agents, or affiliates must be made in accordance with the Foundation’s then-current brand guidelines, which are available at: www.gatesfoundation.org/brandguidelines.

LEGAL ENTITY AND AUTHORITY

You confirm that: (a) You are an entity duly organized or formed, qualified to do business, and in good standing under the laws of the jurisdiction in which You are organized or formed; (b) You are not an individual (i.e., a natural person) or a disregarded entity (e.g., a sole proprietor or sole-owner entity) under U.S. law; (c) You have the right to enter into and fully perform this Agreement; and (d) Your performance will not violate any agreement or obligation between You and any third party. You will notify the Foundation immediately if any of this changes during the term of this Agreement.

COMPLIANCE WITH LAWS

In carrying out the Project, You will comply with all applicable laws, regulations, and rules and will not infringe, misappropriate, or violate the intellectual property, privacy, or publicity rights of any third party.

COMPLIANCE WITH REQUIREMENTS

You will conduct, control, manage, and monitor the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards ("Requirements"). You will obtain and maintain all necessary approvals, consents, and reviews before conducting the applicable activity. As a part of Your annual progress report to the Foundation, You must report whether the Project activities were conducted in compliance with all Requirements.

If the Project involves:

a.
any protected information (including personally identifiable, protected health, or third-party confidential), You will not disclose this information to the Foundation without obtaining the Foundation's prior written approval and all necessary consents to disclose such information;
b.
children or vulnerable subjects, You will obtain any necessary consents and approvals unique to these subjects; and/or
c.
any trial involving human subjects, You will adhere to current Good Clinical Practice as defined by the International Council on Harmonisation (ICH) E-6 Standards (or local regulations if more stringent) and will obtain applicable trial insurance.

Any activities by the Foundation in reviewing documents and providing input or funding does not modify Your responsibility for determining and complying with all Requirements for the Project.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

INDEMNIFICATION

If the Project involves clinical trials, trials involving human subjects, post-approval studies, field trials involving genetically modified organisms, experimental medicine, or the provision of medical/health services ("Indemnified Activities"), You will indemnify, defend, and hold harmless the Foundation and its trustees, employees, and agents ("Indemnified Parties") from and against any and all demands, claims, actions, suits, losses, damages (including property damage, bodily injury, and wrongful death), arbitration and legal proceedings, judgments, settlements, or costs or expenses (including reasonable attorneys' fees and expenses) (collectively, "Claims") arising out of or relating to the acts or omissions, actual or alleged, of You or Your employees, subgrantees, subcontractors, contingent workers, agents, and affiliates with respect to the Indemnified Activities. You agree that any activities by the Foundation in connection with the

Project, such as its review or proposal of suggested modifications to the Project, will not modify or waive the Foundation's rights under this paragraph. An Indemnified Party may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim. Your indemnification obligations are limited to the extent permitted or precluded under applicable federal, state or local laws, including federal or state tort claims acts, the Federal Anti-Deficiency Act, state governmental immunity acts, or state constitutions. Nothing in this Agreement will constitute an express or implied waiver of Your governmental and sovereign immunities, if any.

INSURANCE

You will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted industry standards and as required by law. You will ensure Your subgrantees and subcontractors maintain insurance coverage consistent with this section.

TERM AND TERMINATION

TERM

This Agreement commences on the Start Date and continues until the End Date, unless terminated earlier as provided in this Agreement. The Foundation, in its discretion, may approve in writing any request by You for a no-cost extension, including amending the End Date and adjusting any affected reporting requirements.

TERMINATION

The Foundation may modify, suspend, or discontinue any payment of Grant Funds or terminate this Agreement if: (a) the Foundation is not reasonably satisfied with Your progress on the Project; (b) there are significant changes to Your leadership or other factors that the Foundation reasonably believes may threaten the Project's success; (c) there is a change in Your control; (d) there is a change in Your tax status; or (e) You fail to comply with this Agreement.

RETURN OF FUNDS

Any Grant Funds, plus any Income, that have not been used for, or committed to, the Project upon expiration or termination of this Agreement, must be returned promptly to the Foundation.

MONITORING, REVIEW, AND AUDIT

The Foundation may monitor and review Your use of the Grant Funds, performance of the Project, and compliance with this Agreement, which may include onsite visits to assess Your organization's governance, management and operations, discuss Your program and finances, and review relevant financial and other records and materials. In addition, the Foundation may conduct audits, including onsite audits, at any time during the term of this Agreement, and within [***] after Grant Funds have been fully spent. Any onsite visit or audit shall be conducted at the Foundation's expense, following prior written notice, during normal business hours, and no more than once during any [***] period.

INTERNAL OR THIRD PARTY AUDIT

If during the term of this Agreement You are audited by your internal audit department or by a third party, You will provide the audit report to the Foundation upon request, including the management letter and a detailed plan for remedying any deficiencies observed ("Remediation Plan"). The Remediation Plan must include (a) details of actions You will take to correct any deficiencies observed, and (b) target dates for successful completion of the actions to correct the deficiencies.

RECORD KEEPING

You will maintain complete and accurate accounting records and copies of any reports submitted to the Foundation relating to the Project. You will retain such records and reports for [***] after Grant Funds have been fully spent. At the Foundation's request, You will make such records and reports available to enable the Foundation to monitor and evaluate how Grant Funds have been used or committed.

SURVIVAL

A Party's obligations under this Agreement will be continuous and survive expiration or termination of this Agreement as expressly provided in this Agreement or otherwise required by law or intended by their nature.

GENERAL

ENTIRE AGREEMENT, CONFLICTS, AND AMENDMENTS

This Agreement contains the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. If there is a conflict between this Agreement and the Investment Document this Agreement will prevail. Except as specifically permitted in this Agreement, no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

NOTICES AND APPROVALS

Written notices, requests, and approvals under this Agreement must be delivered by mail or email to the other Party's primary contact specified on the Agreement Summary & Signature Page, or as otherwise directed by the other Party.

SEVERABILITY

Each provision of this Agreement must be interpreted in a way that is enforceable under applicable law. If any provision is held unenforceable, the rest of the Agreement will remain in effect.

ASSIGNMENT

You may not assign, or transfer by operation of law or court order, any of Your rights or obligations under this Agreement without the Foundation's prior written approval. This Agreement will bind and benefit any permitted successors and assigns.

COUNTERPARTS AND ELECTRONIC SIGNATURES

Except as may be prohibited by applicable law or regulation, this Agreement and any amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.

GRANT AGREEMENT

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ATTACHMENT C

GLOBAL ACCESS COMMITMENT AGREEMENT

Background

This grant will fund the product development of the TB NAT diagnostic assay (the “TB Assay”) on the LumiraDx platform using an oral swab specimen. LumiraDx has conducted initial feasibility studies funded under a prior grant from the Foundation, which has demonstrated this performance of a prototype TB assay using both contrived samples as well as representative clinical specimens. The grant will fund the product development including verification, validation of the TB Assay, as well as related clinical validation studies, and development through WHO PQ. In addition, this work is in support of the Second Amended and Restated Letter Agreement, dated July 25, 2022 between LumiraDX and the Bill & Melinda Gates Foundation (the “Letter Agreement”), as more fully described herein.

Now, therefore, the Parties agree as follows.

This Attachment C Global Access Commitment Agreement (including all appendices, exhibits and attachments, (including without limitation the attached Target Product Profile or TPP) hereto, this “GACA”), by and between the Bill and Melinda Gates Foundation (the “Foundation”) and LumiraDx (“LumiraDx” or the “Company”), in connection with the Foundation making a charitable grant of up to $10,174,748, U.S. dollars ($10,174,748.00) to Company (the “Grant”) and is subject to the terms and conditions of the Grant Agreement and related documents, including but not limited to this GACA. Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties”.

Capitalized terms not defined herein shall have the same meaning as in the Grant Agreement and the Letter Agreement.

In consideration of the Foundation making the grant on the terms and conditions in the Grant Agreement, as amended, and herein, and for other good and valuable consideration, the undersigned hereby irrevocably agree as follows:

1.
Definitions

I.
Cost of Goods Sold for the Strips (“Strips COGS”) means – routine TB Assay manufacturing costs and some in-country costs related to the clinical use of the TB Assay. Manufacturing costs of the TB Assay including direct materials cost, direct labor cost, an allocation of facilities and overhead, and regular levels of assay scrap. Also, in-country costs including TB Assay related training, service, and technical support in Developing Countries. When disaggregating between TB Assay specific costs and non-TB Assay costs is difficult for a relevant cost category, an allocation of cost can be attributed to the TB Assay based on the percent of TB tests out of the total tests sold in a particular region. Costs should not be double counted in this definition compared to other definitions (especially regarding instrument costs) and certain cost categories including sales, marketing, instrument repair/replacement, and research & development are expressly not included in this definition. Parties will review Strips COGS definition twice a year and come to agreement in writing on what is included and excluded. Lumira will make their best effort to minimize Strips COGS wherever possible. The Foundation has the right to audit Strips COGS to verify accounting methods are in line with the agreement in place.

2.
Company will use reasonable and diligent steps to:

i.
conduct activities set forth in the Investment Document, including but not limited to: completion of development of the TB Assay as well as verification and validation activities, and clinical studies to support local registration, local launches in selected markets, and larger clinical studies for the TB Assay leading to WHO recommendation and support from other organizations.

ii.
keep the Foundation promptly informed of any information impacting the TB Assay’s ability to meet the TPP (as attached to this Attachment C to the Grant Agreement) or that is otherwise deemed to impact the Project;

3.
The Project (as Project is defined in the Grant Agreement) described in the Investment Document, and outputs thereof are considered an Additional Assay Project under the terms 3(f)(i) of the Letter Agreement.

4.
The terms of the Letter Agreement applicable to Additional Assay Projects apply to this Project (as Project is defined in the Grant Agreement). In the event of conflict between the terms of the Grant Agreement/Global Access Commitment Agreement and the Letter Agreement, the terms of the Grant Agreement/Global Access Commitment Agreement will control. In Addition, the following terms of the Letter Agreement will be modified and will supersede the terms of the Letter Agreement, limited to for purposes of this GACA:

(i)
Section 3(j) (i) Pricing and Volume Commitments. For purposes of this GACA, the terms of this section are deleted in its entirety and replaced with the following section:

“(i) The Company agrees to make available to people in Developing Countries the TB Assays developed and commercialized pursuant to this Project (a) at or below the price set forth in the TPP and

(b) in quantities meeting or exceeding those set forth in the TPP. Additionally, the TB Assays developed and distributed by the Company pursuant to this Project will be commercialized consistent with the maximum pricing and capacity reservation schedule included in Appendix E, however in the event of conflict between the terms of Appendix E and the TPP, the terms of the TPP will control. In the event that the Foundation notifies the Company of the Foundation’s concerns that the affordability and availability intent of Global Access is being violated in a specific Challenging Market Country, the parties agree to work together in good faith to rectify the concern to the satisfaction of the Foundation. These commitments do not apply to sales of Products used outside of the Developing Countries.”

(ii)
Section 3 (n) (i) Global Health License. For purposes of this GACA, the terms of this section are deleted in its entirety and replaced with the following terms:

(i)
Global Health License. Company hereby grants the Foundation and/or Foundation-supported Entities a worldwide, non-exclusive, non-terminable, perpetual, royalty-free license (with the right to sublicense) to the products, technologies, materials, processes, and other intellectual property and intellectual property rights developed using funds from the Foundation or a Foundation- supported Entity or developed in connection with the Company’s conduct of such Projects, all solely in connection to the TB Assay (the “Funded Developments”) and the background intellectual property of the Company that covers or is used in the Platform Technology and/or such Projects to use, reproduce, modify, make, distribute, sell, offer-for-sale, import, and otherwise dispose of the TB Assays directed at tuberculosis that disproportionately affect people in Developing Countries in a manner consistent with the Foundation’s Charitable Purpose (“Global Health License”). The Global Health License is a presently granted license. The Foundation will not exercise the Global Health License except in the event of a Trigger Event and Foundation’s rights upon exercise of such Global Health License will extend only to the TB Assay from which the Trigger Event arises and only in furtherance of the Foundation’s Charitable Purpose. In the event of a Trigger Event that applies only to a particular TB Assay, the Foundation will have the right to exercise the Global Health License (and the Company will have the obligation to take the further actions described in the following subsection (o)) only for such TB Assay.

Addendum 1 to grant supplement

TPP negotiated and agreed to by the Company and the Foundation

TARGET PRODUCT PROFILE

Draft Target product profile (TPP) for a rapid non-sputum- based test to detect TB in a point-of-care setting. Will be finalized once feasibility is completed and decision has been agreed to move to next stage. Parties will discuss any amendments required based on outcome from feasibility or input from WHO or other players.

(based on WHO workshop, 2014, with performance requirements consistent with WHO TPP for case detection and with modification by BMGF to remove the requirement for DST and allow for lower specificity)

LumiraDx Ltd
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